UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2016

MSCI Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center, 250 Greenwich St., 49th Floor, New York, NY 10007

(Address of principal executive offices) (Zip Code)

(212) 804-3900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

MSCI Inc. (the “Company”) held its annual meeting of stockholders on April 28, 2016 (the “Annual Meeting”) as a virtual meeting. The issued and outstanding shares of the Company’s common stock, $0.01 par value per share, entitled to vote at the Annual Meeting consisted of 98,604,056 shares, each share being entitled to one vote. The following is a summary of the voting results for each matter presented to the shareholders:

(a)	Proposal 1 - Election of members of the Company’s Board of Directors

Director	For	Against	Abstain	Broker Non-Vote
Henry A Fernandez	87,224,721	4,041,002	79,976	2,540,915
Robert G. Ashe	89,276,940	2,008,589	60,170	2,540,915
Benjamin F. duPont	89,233,269	2,051,930	60,500	2,540,915
Wayne Edmunds	89,301,167	1,980,262	64,270	2,540,915
D. Robert Hale	87,705,270	1,909,217	1,731,212	2,540,915
Alice W. Handy	89,512,231	1,761,988	71,480	2,540,915
Catherine R. Kinney	89,347,768	1,925,743	72,188	2,540,915
Wendy E. Lane	90,997,102	283,865	64,732	2,540,915
Linda H. Riefler	89,120,758	2,165,113	59,828	2,540,915
George W. Siguler	89,517,543	1,756,077	72,079	2,540,915
Patrick Tierney	88,523,412	2,762,011	60,276	2,540,915
Rodolphe M. Vallee	87,738,292	3,546,870	60,537	2,540,915

With respect to the foregoing Proposal 1, all of the directors were elected and each received the affirmative vote of a majority of the votes cast at the Annual Meeting.

(b)	Proposal 2 – Approval, by non-binding vote, of the Company’s executive compensation.

For	Against	Abstain	Broker Non-Vote
88,039,354	3,294,385	11,960	2,540,915

The foregoing proposal 2 was approved.

(c)	Proposal 3 – Approval of the Company’s 2016 Omnibus Incentive Plan and the material terms of the Performance Goals under the Plan for purposes of §162(m) of the Internal Revenue Code.

For	Against	Abstain	Broker Non-Vote
87,130,494	4,169,711	45,494	2,540,915

The foregoing proposal 3 was approved.

(d)	Proposal 4 – Approval of the Company’s 2016 Non-Employee Directors Compensation Plan.

For	Against	Abstain	Broker Non-Vote
88,130,346	3,162,269	53,084	2,540,915

The foregoing proposal 4 was approved.

(e)	Proposal 5 – Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal year 2016.

For	Against	Abstain
90,840,562	2,995,176	50,876

The foregoing proposal 5 was ratified.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: April 28, 2016	By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	Chairman, Chief Executive Officer and President